                                                                   EXHIBIT 10.16

        [LOGO OF DOLBY LABORATORIES LICENSING CORPORATION APPEARS HERE]

                                                                         L3D-INT

                    DIGITAL AUDIO SYSTEM LICENSE AGREEMENT
                                INTERNET CODERS

                  SOURCE CODE, TRADEMARK AND KNOW-HOW LICENSE

AN AGREEMENT
------------
BY AND BETWEEN
--------------

Dolby Laboratories Licensing Corporation         and Liquid Audio, Inc.
(hereinafter called "LICENSOR")                  (hereinafter called "LICENSEE")
of 100 Potrero Avenue                            of 2421 Broadway
San Francisco, CA 94103-4813                     Redwood City, CA 94063

Facsimile telephone number of LICENSOR (Sections 4.05 and 8.04):  (415) 863-1373

LICENSOR's bank and account number for wire transfer of royalty payments (Section 4.05):
     Bank: Wells Fargo Bank
     Address: 464 California Street, San Francisco, CA 94104 U.S.A. Account Name: Dolby Laboratories Licensing Corporation
     Account Number: 4001-191451
     ABA Number: 121000248

Identification of bank with respect to whose prime rate interest is calculated on overdue royalties (Section 4.06): Wells Fargo Bank

Facsimile telephone number of LICENSEE (Section 8.04):  (415) 364-4217

Address of LICENSEE for communications not otherwise specified (Section 8.04):

SIGNATURES:

-----------
On behalf of LICENSOR                              On behalf of LICENSEE

By /s/ [SIGNATURE ILLEGIBLE]                       By /s/ Gerald Kearby
  -----------------------------------------           --------------------------------------
Place SAN FRANCISCO                                Place San Francisco
     --------------------------------------             ------------------------------------
Date 3 May 1996                                    Date 3 May 1996
    ---------------------------------------            -------------------------------------
Witnessed By: /s/ [SIGNATURE ILLEGIBLE]            Witnessed By: /s/ [SIGNATURE ILLEGIBLE]
             ------------------------------                     ----------------------------
Effective Date of Agreement: 3 May 1996                Initial Payment: $10,000
                            ---------------

DOLBY
               100 Potrero Avenue                      Wooton Bassett
               San Francisco, California 94103-4813    Wiltshire SN4 8QJ England
               Telephone 415-558-0200                  Telephone 1793-842100
               Facsimile 415-863-1373                  Facsimile 1793-842101

Signal Processing and Noise Reduction Systems.

      * Certain information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                    DIGITAL AUDIO SYSTEM LICENSE AGREEMENT
                                INTERNET CODERS

                                     INDEX
                                     -----

                                   Preamble

     I.   DEFINITIONS

     Section 1.01 - "LICENSOR"
     Section 1.02 - "LICENSEE"
     Section 1.03 - "AC-3 Digital Audio System Specifications"
     Section 1.04 - "Licensed Trademark"
     Section 1.05 - "Licensed Products"
     Section 1.06 - "Licensed Copyrighted Works"
     Section 1.07 - Section Deleted
     Section 1.08 - "LICENSOR Deliverables"
     Section 1.09 - "Know-How"
     Section 1.10 - "Confidential Information"
     Section 1.11 - "Improvements"
     Section 1.12 - "LICENSEE's Trade Name and Trademarks"
     Section 1.13 - "Other-Trademark Purchaser"
     Section 1.14 - Section Deleted
     Section 1.15 - The "Effective Date"
     Section 1.16 - LICENSEE's Modified AC-3 Specification
     Section 1.17 - "Internet"
     Section 1.18 - "AC-3 Source Code"

     II.  LICENSES GRANTED

     Section 2.01 - Licenses Granted to LICENSEE
     Section 2.02 - Limitation of Licenses Granted
     Section 2.03 - Exclusivity Limitation

     III. OTHER OBLIGATIONS OF THE LICENSEE AND LICENSOR

     Section 3.01 - Use of Licensed Trademarks
     Section 3.02 - Ownership of the Licensed Trademarks
     Section 3.03 - Maintenance of Trademark Rights
     Section 3.04 - Trademark Enforcement
     Section 3.05 - Other-Trademark Purchasers
     Section 3.06 - Section Deleted
     Section 3.07 - Copyright Notice
     Section 3.08 - Furnishing of Licensed Copyrighted Works
     Section 3.09 - License Notice
     Section 3.10 - Furnishing of LICENSOR Deliverables and Know-How
     Section 3.11 - Use of Know-How and Confidential Information
     Section 3.12 - Best Efforts

     IV.   PAYMENTS

     Section 4.01 - Initial Payment
     Section 4.02 - Royalties
     Section 4.03 - Section Deleted
     Section 4.04 - Royalty Applicability
     Section 4.05 - Royalty Payments and Statements
     Section 4.06 - Section Deleted
     Section 4.07 - Books and Records
     Section 4.08 - Rights of Inspecting Books and Records

     V.    STANDARDS OF MANUFACTURE AND QUALITY

     Section 5.01 - Standardization and Quality
     Section 5.02 - Right to Inspect Quality

     VI.   TERMINATION AND EFFECT OF TERMINATION

     Section 6.01 - Expiration of Agreement
     Section 6.02 - Termination for Cause
     Section 6.03 - Section Deleted
     Section 6.04 - Effect of Termination
     Section 6.05 - Revision of Terms

     VII.  LIMITATIONS OF RIGHTS AND AUTHORITY

     Section 7.01 - Limitation of Rights
     Section 7.02 - Limitation of Authority
     Section 7.03 - Disclaimer of Warranties and Liability; Hold Harmless
     Section 7.04 - Limitation of Assignment by LICENSEE
     Section 7.05 - Compliance with U.S. Export Control Regulations

     VIII. MISCELLANEOUS PROVISIONS

     Section 8.01 - Language of Agreement; Language of Notices
     Section 8.02 - Stability of Agreement
     Section 8.03 - Public Announcements
     Section 8.04 - Address of LICENSEE and LICENSOR for all
                    Other Communications
     Section 8.05 - Applicable Law
     Section 8.06 - Choice of Forum; Attorneys' Fees
     Section 8.07 - Construction of Agreement
     Section 8.08 - Captions
     Section 8.09 - Singular and Plural
     Section 8.10 - Complete Agreement
     Section 8.11 - Severability
     Section 8.12 - No Conflict Representation and Warranty
     Section 8.13 - Execution

     Appendix A - Appendix Deleted
     Appendix B - Dolby AC-3 Digital Audio System
     Appendix C - Preliminary Specifications for Dolby AC-3 System Appendix D - Licensee Information Manual
     Appendix E - Royalty Schedule

                    DIGITAL AUDIO SYSTEM LICENSE AGREEMENT

     WHEREAS, LICENSOR is engaged in the field of audio signal processing systems and has developed signal processing systems useful for audio recording and playback and for other applications;

     WHEREAS, LICENSOR's signal processing systems have acquired a reputation for excellence and LICENSOR's trademarks have acquired valuable goodwill;

     WHEREAS, LICENSOR has licensed over 160 companies to make, use and sell consumer audio hardware incorporating LICENSOR's signal processing systems and marked with LICENSOR's trademarks; and

     WHEREAS, LICENSOR has developed the model AC-3 digital audio system which uses a new technique for encoding and decoding of audio frequency data in digital form with a substantially reduced bit-rate while maintaining a high quality decoded audio signal;

     WHEREAS, LICENSOR represents and warrants that it has rights to grant licenses under its copyrights, know-how and trademarks;

     WHEREAS, LICENSEE is engaged in the development, marketing and sale (including licensing) of software products for the purpose of delivering high quality audio content over the internet;

     WHEREAS, LICENSEE believes it can develop a substantial demand for software products marked with LICENSOR's trademarks used to encode or decode audio signals using a modified version of LICENSOR's model AC-3 digital audio system;

     WHEREAS, LICENSEE desires an [*] as set forth herein, to develop, market and sell professional and consumer encoding and decoding software products using a variable bit rate modified version of LICENSOR's model AC-3 digital audio system based on LICENSOR's source code and using LICENSOR's know-how and trade secrets and under LICENSOR's trademarks; and

     WHEREAS, LICENSOR is willing to grant such a license under the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, it is agreed by and between LICENSOR and LICENSEE as follows:

     * Certain information in this Exhibit has been omitted nad filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     Section 1.01 - "LICENSOR" means Dolby Laboratories Licensing Corporation, a
     -------------------------
corporation of the State of New York, having a place of business as indicated on the title page of this Agreement, and its successors and assigns.

     Section 1.02 - "LICENSEE" means the corporation identified on the title
     ------------------------
page of this Agreement and any subsidiary thereof of whose ordinary voting shares more than 50% are controlled directly or indirectly by such corporation, but only so long as such control exists.

     Section 1.03 - "AC-3 Digital Audio System Specifications" means the
     --------------------------------------------------------
specifications for the AC-3 digital audio system, comprising the claims and teachings of the Scheduled Patents defined in the Digital Audio System License Agreement (Patent License), of even date herewith, the AC-3 Digital Audio System operating parameters as specified in Appendix B entitled "Dolby AC-3 Digital Audio System," the "Preliminary Specifications for Dolby AC-3 System" as specified in Appendix C, attached hereto and an integral part of this Agreement, and any applicable modifications, improvements or enhancements owned or licensable by LICENSOR.

     Section 1.04 - "Licensed Trademark" means one or more of the following: (a)
     ----------------------------------
the word mark "Dolby", (b) the device mark which is also referred to as the 'Double-D' symbol, and (c) any mark adopted by LICENSOR chiefly associated with or identifying internet coders using the Dolby AC-3 Digital Audio System, which LICENSOR may subsequently agree to license under this Agreement.

     Section 1.05 - "Licensed Products" shall mean:
     ---------------------------------

     Software products and documentation, which conform to LICENSEE's Modified AC-3 Specification, and which can be any of the following:

     (1) an encoder used to prepare audio content to be sent over the Internet

     (2) a decoder used to decode audio content received from the Internet; or

     (3) a combined encoder/decoder package to prepare and/or decode audio content to be sent over and/or received from the Internet.

     Section 1.06 - "Licensed Copyrighted Works" shall mean all copyrighted
     ------------------------------------------
works including the AC-3 Source Code and related documentation, owned by LICENSOR or owned by others to which LICENSOR has the right to sublicense, relating to AC-3 and which are useful for the development, design, manufacture, sale, license or use of Licensed Products.

     Section 1.07 - Section Deleted
     ------------------------------

     Section 1.08 - "LICENSOR Deliverables" shall mean any and all items
     -------------------------------------
delivered or to be delivered by LICENSOR to LICENSEE which enable LICENSEE to develop and test Licensed Products, including:

     (1) AC-3 Source Code of the latest revision,

     (2) Documentation accompanying said source code,

     (3) Test documentation and test vectors to verify bitstream compliance.

     Section 1.09 - "Know-How" means all proprietary information, trade secrets,
     ------------------------
skills, experience, recorded or unrecorded, accumulated by LICENSOR, from time to time prior to and during the term of this Agreement, or licensable by LICENSOR, relating to Licensed Products and all designs, drawings, reports, memoranda, blue-prints, specifications and the like, prepared by LICENSOR or by others and licensable by LICENSOR, insofar as LICENSOR deems the same to relate to and be useful for the development, design, manufacture, sale or use of Licensed Products. Know-How does not include Licensed Copyrighted Works, whether or not published.

     Section 1.10 - "Confidential Information" means non-technical proprietary
     ----------------------------------------
information of LICENSOR or LICENSEE, including, without limiting the foregoing, marketing information, product plans, business plans, royalty, and sales information.

     Section 1.11 - Section Deleted
     ------------------------------

     Section 1.12 - "LICENSEE's Trade Name and Trademarks" means any trade name
     ----------------------------------------------------
or trademark used and owned by LICENSEE.

     Section 1.13 - "Other-Trademark Purchaser" means any customer of LICENSEE
     -----------------------------------------
who, with LICENSEE's knowledge, intends to resell, use or lease the Licensed Products under a trademark other than LICENSEE's Trade Name and Trademarks.

     Section 1.14 - Section Deleted
     ------------------------------

     Section 1.15 - The "Effective Date" of this Agreement is the date of
     ----------------------------------
execution hereof by the last party to execute the Agreement, or, if this Agreement requires validation by any governmental or quasi-governmental body, the "Effective Date" is the date of validation of this Agreement.

     Section 1.16 - "LICENSEE's Modified AC-3 Specification" shall mean
     ------------------------------------------------------
modifications developed by LICENSEE to the AC-3 Digital Audio System Specifications, to provide for variable data rates.

     Section 1.17 - "Internet" shall mean data networks using the "Internet
     -------------------------
Protocol" (commonly known as "IP").

     Section 1.18 - "AC-3 Source Code" shall mean all computer program code
     --------------------------------
developed and owned or licensable by LICENSOR implementing the encoder and/or decoder functions of the AC-3 Digital Audio System in any form including LICENSEE's Modified AC-3 Specification.

                                  ARTICLE II

                               LICENSES GRANTED
                               ----------------

     Section 2.01 - Licenses Granted to LICENSEE
     -------------------------------------------

     LICENSOR hereby grants to LICENSEE:

     a personal, non-transferable, indivisible license throughout the world, which shall be exclusive for the specific purpose of "audio on demand", which is defined as the delivery of audio content, which is not encoded in real-time, over the Internet to one or more individual users, with such delivery controlled (i.e. start, stop, fast forwards and rewind) separately and independently by each individual user and not a "broadcast" to multiple users at the same time without such separate and individual controls, for a period of 24 months from the Effective Date, or 18 months from the commercial release of LICENSEE's first Licensed Product, whichever occurs first, and non-exclusive thereafter, and non-exclusive for other purposes, subject to LICENSEE fulfilling its obligations under this Agreement,

     a) to use, copy, display, perform and modify the Licensed Copyrighted Works (including the AC-3 Source Code), and to use the Know-How, to develop, prepare, copy and test Licensed Products; and

     b) (i) to market, sell, distribute, maintain, and support the Licensed Products,

          (ii) to grant end-user licenses to Licensed Products; provided, that to the extent the Licensed Products incorporate any portions of the Licensed Copyrighted Works (including the AC-3 Source Code) or Know-How, such portions shall be made available and licensed to end-users only in object code form without the right of such end-users to modify such object code.

          (iii) to copy, display and perform the Licensed Products for execution, backup, and archival purposes and for the purposes in the preceding clauses (i) and (ii), subject to the conditions set forth in this Agreement and LICENSEE's performance of its obligations, including the payment of royalties.

     Section 2.02 - Limitation of Licenses Granted
     ---------------------------------------------

     Notwithstanding the licenses granted under Section 2.01:

     (1) no license is granted under this Agreement to lease, sell, transfer, or otherwise dispose of any subset or portion of a Licensed Product.

     (2) no license is granted under this Agreement to use any Licensed Trademark in connection with offering for sale or in advertising and/or informational material relating to any Licensed Product which is not marked with the mark specified in Section 3.01(1) of this Agreement;

     (3) no license is granted under this Agreement with respect to the use of any Licensed Trademark on or in connection with products other than Licensed Products;

     (4) no right is granted with respect to LICENSOR's trade name "Dolby Laboratories" except with respect to the use of said tradename on and in connection with Licensed Products in the trademark acknowledgment and license notice required by Sections 3.01(6) and 3.09, respectively; and

     (5) no right to grant sublicenses other than end-user licenses specifically allowed under Section 2.01 is granted under this Agreement.

     Section 2.03 - Exclusivity Limitation
     -------------------------------------

     The exclusivity of the License granted in Section 2.01 shall terminate and such License shall become non-exclusive in the event LICENSEE fails to comply with either the minimum royalty payment provisions of Section 4.02, or the best efforts requirements of Section 3.12, and LICENSEE fails to remedy the default within 14 days of receiving notice of such default from LICENSOR.

                                  ARTICLE III

                OTHER OBLIGATIONS OF THE LICENSEE AND LICENSOR
                ----------------------------------------------

     Section 3.01 - Use of Licensed Trademarks
     -----------------------------------------

     The Licensed Trademarks have acquired a reputation for high quality among professionals and consumers around the world. The performance capability of the AC-3 digital audio system is such that

LICENSOR is willing, by virtue of this Agreement, to allow the use of the Licensed Trademarks on Licensed Products, or on the user interface to Licensed Products and in connection with their advertising, marketing and sale, provided that the quality of such products conforms with the general reputation for high quality associated with the Licensed Trademarks. LICENSEE's use of the Licensed Trademarks shall be subject to the obligations of this Agreement as well as detailed regulations issued from time to time by LICENSOR. Use of Licensed Trademarks on or in connection with Licensed Products conforming to the LICENSEE's Modified AC-3 Specification shall be subject to additional specific certification and approval by LICENSOR prior to any public or non-public demonstration of such Licensed Product pursuant to (i) bitstream compliance test adapted by LICENSOR in good faith from LICENSOR's bitstream compliance tests for the AC-3 Digital Audio System Specifications and (ii) other appropriate tests developed in good faith by LICENSOR. LICENSEE shall comply with the requirements of the body of this Agreement and such additional regulations as LICENSOR may issue and shall ensure that its subsidiaries, agents, distributors, and dealers throughout the world comply with such requirements:

     (1) LICENSEE shall prominently mark the Licensed Product or the user interface to the Licensed Product in the following way:


                     [LOGO OF DOLBY DIGITAL APPEARS HERE]

     (2) The mark specified in subsection (1) of this Section 3.01, shall also be used at least once in a prominent manner in all advertising and promotions for such Licensed Product, except for audio-only advertising and promotion and mere links to LICENSEE's Internet site(s); such usages shall be no less prominent and in the same relative size as the most prominent third party trademark(s) appearing on such Licensed Product or in the advertising and promotion thereof.

     (3) LICENSEE may not use the Licensed Trademarks in advertising and promotion of a product not marked in accordance with subsection (1) of this
Section 3.01.

     (4) In every use of a Licensed Trademark LICENSEE shall give notice to the public that such Licensed Trademark is a trademark by using the superscript letters "TM" after the respective trademark, or by use of the trademark registration symbol "(R)" (the capital letter R enclosed in a circle) as a superscript after the respective trademark. LICENSOR shall inform LICENSEE as to which notice form is to be used.

     (5) LICENSEE shall use its best efforts to ensure that the appropriate trademark notices, as set forth in subsection (4) above, appear in advertising for such Licensed Products at the retail level.

     (6) LICENSOR's ownership of Licensed Trademarks shall be indicated whenever used by LICENSEE, whether use is on a product or on descriptive, instructional, advertising, or promotional material, by the most relevant of the following acknowledgments: "Dolby' is a trademark of Dolby Laboratories Licensing Corporation", "The 'Double-D' symbol is a trademark of Dolby Laboratories Licensing Corporation", or "'Dolby' and the 'Double-D' symbol are trademarks of Dolby Laboratories Licensing Corporation." On Licensed Products not distributed online such words shall be used on an exposed surface, such as the back or the bottom, or if distributed online, in the "About..." (or equivalent) menu of such Licensed Products. LICENSEE shall use its best efforts to ensure that such an acknowledgment appears in advertising at the retail level.

     (7) Licensed Trademarks shall always be used in accordance with established United States practices for the protection of trademark and service mark rights, unless the requirements in the country or jurisdiction in which the product will be sold are more stringent, in which case the practice of such country or jurisdiction shall be followed. In no event shall any Licensed Trademark be used in any way that suggests or connotes that it is a common, descriptive or generic designation. Whenever the word "Dolby" is used, the letter D shall be upper-case. The word "Dolby" shall be used only as an adjective referring to a digital audio product, never as a noun or in any other usage which may contribute to a generic meaning thereof. In descriptive, instructional, advertising, or promotional material or media relating to Licensed Products, LICENSEE must use the Licensed Trademarks and expressions which include the Licensed Trademark "Dolby" with an appropriate generic or descriptive term (e.g. "Dolby Digital AC-3 encoder", "Dolby Digital audio circuit", "Dolby AC-3 transmission" etc.), with reference to Licensed Products and their use.

     (8) All uses of the Licensed Trademarks are subject to approval by LICENSOR, as set forth in the first paragraph of this Section 3.01. LICENSOR reserves the right to require LICENSEE to submit proposed uses to LICENSOR for written approval prior to actual use. Upon request of LICENSOR,

LICENSEE shall submit to LICENSOR samples of its own usage of the Licensed Trademarks and usage of the Licensed Trademarks by its subsidiaries, agents, distributors, and dealers.

     (9) Licensed Trademarks shall be used in a manner that distinguishes them from other trademarks, service marks, symbols or trade names, including LICENSEE's Trade Name and Trademarks.

     (10) LICENSEE may not use the Licensed Trademarks on or in connection with products that do not meet LICENSOR's quality standards as set forth in the first paragraph of this Section 3.01.

     (11) LICENSEE may not use the Licensed Trademarks on or in connection with products other than Licensed Products.

     Section 3.02 - Ownership of the Licensed Trademarks
     ---------------------------------------------------

     LICENSEE acknowledges the validity and exclusive ownership by LICENSOR of the Licensed Trademarks.

     LICENSEE further acknowledges that it owns no rights in the Licensed Trademarks nor in the tradename "Dolby Laboratories." LICENSEE acknowledges and agrees that all rights that it may accrue in the Licensed Trademarks and in the tradenames "Dolby Laboratories" will inure to the benefit of the owner thereof, LICENSOR or LICENSOR's parent Dolby Laboratories, Inc.

     LICENSEE further agrees that it will not file any application for registration of the Licensed Trademarks or "Dolby Laboratories" in any country, region, or under any arrangement or treaty. LICENSEE also agrees that it will not use nor will it file any application to register in any country, region, or under any arrangement or treaty any mark, symbol or phrase, in any language, which is confusingly similar to the Licensed Trademarks or "Dolby Laboratories".

     Section 3.03 - Maintenance of Trademark Rights
     ----------------------------------------------

     The expense of obtaining and maintaining Licensed Trademark registrations shall be borne by LICENSOR. LICENSOR, as it deems necessary, will advise LICENSEE of the grant of registration of such trademarks. As LICENSOR deems necessary, LICENSEE and LICENSOR will comply with applicable laws and practices of the country of registration, including, without limiting the foregoing, the marking with notice of registration and the recording of LICENSEE as a registered or licensed user of such trademarks. The expense of registering or recording LICENSEE as a registered user or otherwise complying with the laws of any country pertaining to such registration or the recording of trademark agreements shall be borne by LICENSEE. LICENSEE shall advise LICENSOR of all countries where Licensed Products are sold, leased or intended to be used.

     Section 3.04 - Trademark Enforcement
     ------------------------------------

     LICENSEE shall immediately inform LICENSOR of all infringements, potential or actual, which may come to its attention, of the Licensed Trademarks. It shall be the exclusive responsibility of LICENSOR, at its own expense, to terminate, compromise, or otherwise act at its discretion with respect to such infringements. LICENSEE agrees to cooperate with LICENSOR by furnishing, without charge, except out-of-pocket expenses, such evidence, documents and testimony as may be required therein.

     Section 3.05 - Other-Trademark Purchasers
     -----------------------------------------

     The following conditions shall apply if LICENSEE sells or leases Licensed Products on a mass basis to an Other-Trademark Purchaser who does not hold a license with terms and conditions substantially similar to this Agreement. LICENSEE shall inform LICENSOR of the name, place of business, trademarks, and trade names of the Other-Trademark Purchaser before such Other-Trademark Purchaser sells, leases, or uses Licensed Products. LICENSEE shall obtain agreement from such Other-Trademark Purchaser not to modify, install, use, lease, sell, provide written material for or about, advertise, or promote Licensed Products in any way which is in conflict with any provision of this Agreement. It shall be the responsibility of LICENSEE to inform the Other-Trademark Purchaser of the provisions of this Agreement, to notify such Other-Trademark Purchaser that the provisions of this Agreement shall be applicable, through LICENSEE, in the same way as if the Licensed Products were sold by LICENSEE under LICENSEE's Trade Names and Trademarks, to ensure by all reasonable means that such provisions are adhered to and, if requested by LICENSOR, to provide to LICENSOR samples on a loan basis of the Other-Trademark Purchaser's embodiment of the Licensed Products, as well as copies of such Other-Trademark Purchaser's advertising, public announcements, literature, instruction manuals, and the like.

     Section 3.06 - Section Deleted
     ------------------------------

     Section 3.07 - Copyright Notice
     -------------------------------

          3.07(1) - Where Applied LICENSEE shall apply the copyright notice
          -----------------------
specified in subsection 3.07(2) of this Section 3.07 to all media in which the Licensed Product is distributed as permitted by this Agreement, or if distributed online in the "About..." (or equivalent) menu of such Licensed Products.

          3.07(2) - Form of Notice LICENSEE shall apply the following copyright
          ------------------------
notice as required in subsection 3.07(1) of this Section 3.07:

     "This product contains one or more programs protected under international and U.S. copyright laws as unpublished works. They are confidential and proprietary to Dolby Laboratories Licensing Corporation. Their reproduction or disclosure, in whole or in part, or the production of derivative works therefrom without the express permission of Dolby Laboratories Licensing Corporation is prohibited. Copyright 1992-1995 by Dolby Laboratories, Inc. All rights reserved."

     Section 3.08 - Furnishing of Licensed Copyrighted Works
     -------------------------------------------------------

     Subject to any restrictions under the export control regulations of the United States or any other applicable restrictions, LICENSOR will promptly after the Effective Date, furnish to LICENSEE copies of all Licensed Copyrighted Works including the AC-3 Source Code. LICENSEE agrees to use such Licensed Copyrighted Works only as specifically laid out in this Agreement.

     Upon termination of this Agreement, LICENSEE shall promptly return to LICENSOR, at LICENSEE's expense, all documents and things supplied to LICENSEE as Licensed Copyrighted Works, as well as all copies and reproductions thereof.

     Section 3.09 - License Notice
     -----------------------------

     On all Licensed Products, LICENSEE shall acknowledge that the Licensed Products are manufactured under license from LICENSOR. The following notice shall be used by LICENSEE on an exposed surface, such as the back or the bottom, of all Licensed Products or if distributed online in the "About..." (or equivalent) menu of such Licensed Products: "Manufactured under license from Dolby Laboratories Licensing Corporation". Such notice shall also be used in all instruction and servicing manuals.

     Section 3.10 - Furnishing of LICENSOR Deliverables and Know-How
     ---------------------------------------------------------------

     Subject to any restrictions under the export control regulations of the United States or any other applicable restrictions, LICENSOR will promptly after the Effective Date, furnish to LICENSEE:

     (1) The LICENSOR Deliverables and copies of all documents and things comprising the Know-How; and

     (2) when requested by LICENSEE, provide, as LICENSOR deems reasonable, consulting services regarding design considerations and general advice relating to the Licensed Products and the sale and use thereof, for all of which LICENSEE will reimburse LICENSOR for travel and reasonable per diem expenses.

     Section 3.11 - Use of Know-How and Confidential Information
     -----------------------------------------------------------

          3.11(1) - By LICENSEE
          ---------------------

          LICENSEE shall use all Know-How and Confidential Information obtained heretofore or hereafter from LICENSOR solely for the purpose of exercising its license rights under Section 2.01, shall not use such Know-How or Confidential Information in an unauthorized way, and shall not divulge such Know-How or Confidential Information or any portion thereof to third parties, unless such Know-How or Confidential Information (a) was known to LICENSEE prior to its obtaining the same from LICENSOR; (b) becomes known to LICENSEE from sources other than either directly or indirectly from LICENSOR; (c) becomes public knowledge other than by breach of this Agreement by LICENSEE or by another licensee of LICENSOR; (d) is required by law to be disclosed or (e) is required to be disclosed to enforce this Agreement. The obligations of this subsection 3.11(1) shall cease three (3) years from the date on which such Know-How or Confidential Information are acquired by LICENSEE from LICENSOR under this Agreement.

     Upon termination of this Agreement, with respect to Know-How or Confidential Information subject to the obligations of this subsection 3.11(1), LICENSEE shall promptly return to LICENSOR, at LICENSEE's expense, all documents and things supplied to LICENSEE as Know-How, as well as all copies and reproductions thereof.

          3.11(2) - By LICENSOR
          ---------------------

          Except as provided by Article IV of this Agreement, LICENSEE is not obligated to disclose to LICENSOR any information that it deems proprietary or confidential. LICENSOR hereby agrees that throughout the term of this Agreement it shall not divulge to third parties, nor use in an unauthorized way Confidential Information or trade secrets belonging to LICENSEE unless said Confidential Information or trade secrets (a) were known to LICENSOR prior to its receipt of said Confidential Information or trade secrets from LICENSEE; (b) becomes known to LICENSOR from sources other than either directly or indirectly from LICENSEE; (c) becomes a matter of public knowledge other than by breach of this

Agreement by LICENSOR; (d) is required by law to be disclosed or (e) is required to be disclosed to enforce this Agreement. The above obligations of LICENSOR shall in any event cease three (3) years from the date on which such confidential information or trade secrets have been acquired by LICENSOR from the LICENSEE under this Agreement.

     Section 3.12 - Best Efforts
     ---------------------------

     LICENSEE agrees that it will use its best efforts to bring the first Licensed Products to market no later than six months from the Effective Date. During such six-month period LICENSEE shall demonstrate progress toward that goal by giving LICENSOR regular, brief progress reports every 30 days, and holding a design review with LICENSOR's technical staff every 60 days.

                                  ARTICLE IV

                                   PAYMENTS
                                   --------

     Section 4.01 - Initial Payment
     ------------------------------

     LICENSEE shall promptly upon the Effective Date of this Agreement pay LICENSOR the sum specified on the title page and shall pay all local fees, taxes (other than taxes on LICENSOR's income or profits), duties, or charges of any kind and shall not deduct them from such sum due unless such deductions may be offset against LICENSOR's own tax liabilities.

     Section 4.02 - Royalties
     ------------------------

     Subject to the provisions of Section 4.05, LICENSEE shall pay to LICENSOR royalties on "net sales" (as defined in Appendix E hereto) of Licensed Products which are commercially used, sold, leased, or otherwise disposed of by LICENSEE, except for Licensed Products returned to LICENSEE by customers of LICENSEE, other than in exchange for an upgraded product, on which a credit has been allowed by LICENSEE to said customers. The royalty payable is set forth in Appendix E of this Agreement.

     In order for the exclusivity provisions of Section 2.01 to remain in effect, LICENSEE shall make minimum royalty payments as follows:

At the end of the first quarter following the Effective Date:               [*]
     "                second quarter                "                       [*]
     "                third quarter                 "                       [*]
     "                fourth quarter                "                       [*]

      * Certain information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

     "    fifth quarter    "   [*]
     "    sixth quarter    "   [*]
     "    seventh quarter  "   [*]
     "    eighth quarter   "   [*]

      * Certain information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

     Section 4.03 - Section Deleted
     ------------------------------

     Section 4.04 - Royalty Applicability
     ------------------------------------

     A Licensed Product shall be considered sold under Section 4.02 when invoiced, or if not invoiced, delivered to another by LICENSEE or otherwise disposed of or put into commercial use by LICENSEE, except for consignment shipments, which will be considered sold when the payment for such shipments is agreed upon between LICENSEE and customer.

     Section 4.05 - Royalty Payments and Statements
     ----------------------------------------------

     LICENSEE shall render statements and royalty payments as follows:

     (1) LICENSEE shall deliver to the address shown on the cover sheet of this Agreement or such place as LICENSOR may from time to time designate, quarterly reports certified by LICENSEE's chief financial officer or the officer's designate within 30 days after each calendar quarter ending with the last day of March, June, September and December. Alternatively, such reports may be delivered by facsimile by transmitting them to LICENSOR's facsimile telephone number shown on the cover sheet of this Agreement or such other number as LICENSOR may from time to time designate. Royalty payments are due for each quarter at the same time as each quarterly report and shall be made by wire transfer in United States funds to LICENSOR's bank as identified on the cover sheet of this Agreement or such other bank as LICENSOR may from time to time designate. LICENSEE shall pay all local fees, taxes (other than taxes on LICENSOR's income or profits), duties, or charges of any kind and shall not deduct them from the royalties due unless such deductions may be offset against LICENSOR's own tax liabilities.

     Each quarterly report shall:

     (a) state the number of each model type of Licensed Products leased, sold, or otherwise disposed of by LICENSEE during the calendar quarter with respect to which the report is due; and

     (b) contain such other information and be in such form as LICENSOR or its outside auditors may prescribe.

     (2) Any remittance in excess of royalties due with respect to the calendar quarter for which the report is due shall be applied by LICENSOR to the next payment due.

     (3) LICENSEE's first report shall be for the calendar quarter in which LICENSEE sells its first Licensed Product.

     (4) LICENSEE shall deliver a final report and payment of royalties to LICENSOR certified by LICENSEE's chief financial officer or the officer's designate within 30 days after termination of this Agreement throughout the world. Such a final report shall include a report of all royalties due with respect to Licensed Products not previously reported to LICENSOR. Such final report shall be supplemented at the end of the next and subsequent quarters, in the same manner as provided for during the term of the Agreement, in the event that LICENSEE learns of any additional royalties due.

     (5) LICENSEE shall pay interest to LICENSOR from the due date to the date payment is made of any overdue royalties or fees, including the Initial Payment, at the rate of 2% above the prime rate as is in effect from time to time at the bank identified on the cover page of this Agreement, or another major bank agreed to by the LICENSOR and LICENSEE in the event that the identified bank should cease to exist, provided however, that if the interest rate thus determined is in excess of rates allowable by any applicable law, the maximum interest rate allowable by such law shall apply.

     Section 4.06 - Section Deleted
     ------------------------------

     Section 4.07 - Books and Records
     --------------------------------

     LICENSEE shall keep complete books and records of all sales, leases, commercial uses, returns, or other disposals by LICENSEE of Licensed Products for three years after the relevant accounting period.

     Section 4.08 - Rights of Inspecting Books and Records
     -----------------------------------------------------

     LICENSOR shall have the right, through a professionally registered accountant at LICENSOR's expense for three years after the relevant accounting period, to inspect, examine and make abstracts of the said books and records insofar as may be necessary to verify the accuracy of the same and of the statements provided for herein but such inspection and examination shall be made during business hours upon reasonable notice and not more often than once per calendar year. LICENSOR agrees not to divulge to third parties any Confidential Information obtained from the books and records of LICENSEE as a result of such inspection unless such information (a) was known to LICENSOR prior to its acquisition by LICENSOR as a result of such inspection; (b) becomes known to LICENSOR from sources other than directly or indirectly from LICENSEE; (c) becomes a matter of public knowledge other than by breach of this Agreement by LICENSOR; (d) is required by law to be disclosed or (e) is required to be disclosed to enforce this Agreement.

                                   ARTICLE V

                      STANDARDS OF MANUFACTURE AND QUALITY
                      ------------------------------------

     Section 5.01 - Standardization and Quality
     ------------------------------------------

     LICENSEE shall abide by the AC-3 Digital Audio System Specifications, hereto appended in Appendix C and as modified from time to time by LICENSOR as soon as possible, but no later than 180 days after notice from LICENSOR and by the modifications reflected in LICENSEE's Modified AC-3 Specifications. All Licensed Product types are subject to acceptance testing by LICENSOR pursuant to a bitstream compliance test adapted by LICENSOR in good faith from LICENSOR's bitstream compliance tests for the AC-3 Digital Audio System Specifications. All Licensed Products marked with the Licensed Trademarks must additionally comply with all applicable minimum quality standards issued and modified from time to time by LICENSOR. On all Licensed Products marked with the Licensed Trademarks LICENSEE shall abide by reasonable standards of quality and workmanship. Such quality standards shall apply to all aspects of Licensed Products which influence or reflect upon the audio quality or performance of the Licensed Products as perceived by the end user. LICENSEE shall with respect to all Licensed Products conform to any reasonable new quality standards requirements as specified by LICENSOR within a period of within 180 days after notice from LICENSOR and by the modifications reflected in LICENSEE's Modified AC-3 Specifications.

     Licensed Products shall not be designed, presented or advertised in any way which contributes to confusion of the AC-3 digital audio system with any of LICENSOR's other digital audio systems, audio noise reduction or headroom extension systems or LICENSOR's motion picture sound system.

     Section 5.02 - Right to Inspect Quality
     ---------------------------------------

     LICENSEE shall provide LICENSOR with such non-confidential information concerning Licensed Products as it may reasonably require in performing its right to enforce quality standards under this Agreement. LICENSEE will, upon request, provide on a loan basis to LICENSOR a reasonable number of samples of Licensed Products for testing, together with instruction and service manuals. In the event that LICENSOR shall complain that any Licensed Product does not comply with LICENSOR's quality standards, excepting newly specified standards falling within the 180 day time limit of Section 5.01, it shall promptly so notify LICENSEE by written communication whereupon LICENSEE shall within ninety (90) days suspend the lease, sale or other disposal of the same.

                                   ARTICLE VI

                     TERMINATION AND EFFECT OF TERMINATION
                     -------------------------------------

     Section 6.01 - Expiration of Agreement
     --------------------------------------

     Unless this Agreement already has been terminated in accordance with the provisions of Section 6.02, this Agreement shall terminate five years from the Effective Date and thereafter is renewable at LICENSEE's request at terms and conditions in force at the time of renewal for reasonably comparable licenses of LICENSOR.

     Section 6.02 - Termination for Cause
     ------------------------------------

     At the option of LICENSOR, in the event that LICENSEE breaches any of its material obligations under this Agreement, subject to the conditions of Section 6.04, this Agreement shall terminate upon LICENSOR's giving sixty (60) days advance notice in writing, effective on dispatch of such notice, of such termination, giving reasons therefor to LICENSEE, provided however, that, if LICENSEE, within the sixty (60) day period, remedies the failure or default upon which such notice is based, then such notice shall not become effective and this Agreement shall continue in full force and effect. Notwithstanding the sixty
(60) day cure period provided under the provisions of this Section 6.02, interest due under Section 4.05 shall remain payable and shall not waive, diminish, or otherwise affect any of LICENSOR's rights pursuant to this Section 6.02.

     Section 6.03 - Section Deleted
     ------------------------------

     Section 6.04 - Effect of Termination
     ------------------------------------

     Upon termination of the Agreement, as provided in Sections 6.01 or 6.02, all licenses granted by LICENSOR to LICENSEE under this Agreement shall terminate, all rights LICENSOR granted to LICENSEE shall revest in LICENSOR, and all other rights and obligations of LICENSOR and LICENSEE under this agreement shall terminate except that the following rights and obligations of LICENSOR and LICENSEE shall survive to the extent necessary to permit their complete fulfillment and discharge:

     (1) LICENSEE's obligation to deliver a final royalty report and supplements thereto as required by Section 4.05;

     (2) LICENSOR's right to receive and LICENSEE's obligation to pay royalties, under Article IV, including interest on overdue royalties, accrued or accruable for payment at the time of termination and interest on overdue royalties accruing subsequent to termination;

     (3) LICENSEE's obligation to maintain books and records and LICENSOR's right to examine, audit, and copy as provided in Sections 4.07 and 4.08;

     (4) any cause of action or claim of either party accrued or to accrue because of any breach or default by the other party;

     (5) Both parties' obligations with respect to Know-How and Confidential Information under Section 3.11 and LICENSOR's obligations with respect to Confidential Information under Section 4.08;

     (6) LICENSEE's obligations to cooperate with LICENSOR with respect to Trademark Enforcement under Section 3.04, with respect to matters arising before termination;

     (7) LICENSEE's and LICENSOR's obligations regarding Public Announcements under Section 8.03; and

     (8) LICENSEE shall be entitled to fill orders for Licensed Products already received and to make or have made for it and to sell Licensed Products for which commitments to vendors have been made at the time of such termination, subject to payment of applicable royalties thereon and subject to said Licensed Products meeting LICENSOR's quality standards, provided that LICENSEE promptly advises LICENSOR of such commitments upon termination.

     The portions of the Agreement specifically identified in the sub-parts of this Section shall be construed and interpreted in connection with such other portions of the Agreement as may be required to make them effective.

     Section 6.05 - Revision of Terms
     --------------------------------

     If LICENSOR after the termination of license exclusivity grants to another party a license to make Licensed Products for sale in the market at a royalty rate which is lower than that granted to LICENSEE, LICENSOR shall so notify LICENSEE, and LICENSOR, at its own option, either shall grant such lower royalty rate to LICENSEE on a retroactive basis to the date of such other license or shall inform LICENSEE of any special conditions related to such other license which justify said lower royalty rate. In the event LICENSEE believes that such special conditions are insufficient to make the present Agreement equitable to LICENSEE then LICENSEE may inform LICENSOR of its belief in writing and the reasons for such belief, whereupon the LICENSEE and LICENSOR shall negotiate in good faith with the view toward revising this Agreement so as to make its terms reasonably equivalent to those granted to such other party. In the event LICENSEE and LICENSOR cannot, within ninety (90) days after LICENSOR has received said written notice from LICENSEE, resolve this situation, then the parties hereto shall within thirty (30) days following the end of such ninety (90) day period submit in good faith the problem for resolution to a group of three disinterested persons, one chosen by LICENSEE, one chosen by LICENSOR and the third to be chosen jointly by the first two persons. The majority opinion of this group shall be binding upon the parties hereto. The expense of such submission shall be borne equally by the parties.

                                  ARTICLE VII

                      LIMITATIONS OF RIGHTS AND AUTHORITY
                      -----------------------------------

     Section 7.01 - Limitation of Rights
     -----------------------------------

     No right or title whatsoever in the Licensed Trademarks is granted by LICENSOR to LICENSEE or shall be taken or assumed by LICENSEE except as is specifically laid down in this Agreement.

     Section 7.02 - Limitation of Authority
     --------------------------------------

     Neither party shall in any respect whatsoever be taken to be the agent or representative of the other party and neither party shall have any authority to assume any obligation for or to commit the other party in any way.

     Section 7.03 - Disclaimer of Warranties and Liability; Hold Harmless
     --------------------------------------------------------------------

     LICENSOR has provided LICENSEE the rights and privileges contained in this Agreement in good faith. However, nothing contained in this Agreement shall be construed as (1) a warranty or representation by LICENSOR that the AC-3 Digital Audio System technology, Know-How, Licensed Copyrighted Works, the Licensed Trademarks, or any Licensed Product, or part thereof embodying any of them will be free from infringement of patents, copyrights, trademarks, service marks, or other proprietary rights of third parties; or (2) an agreement to defend LICENSEE against actions or suits of any nature brought by any third parties.

     LICENSOR disclaims all liability and responsibility for property damage, personal injury, whether or not foreseeable, that may result from the manufacture, use, lease, or sale of Licensed Products and parts thereof, and LICENSEE agrees to assume all liability and responsibility for all such damage and injury.

     LICENSEE agrees to indemnify, defend, and hold LICENSOR harmless from and against all claims (including, without limitation, product liability claims), suits, losses and damages, including reasonable attorneys' fees and any other expenses incurred in investigation and defense, arising out of LICENSEE's manufacture, use, lease, or sale of Licensed Products, or out of any allegedly unauthorized use of any trademark, service mark, Patent, copyright, process, idea, method, or device (excepting Licensed Trademarks) by LICENSEE or those acting under its apparent or actual authority, except for claims that the Licensed Products, or the manufacture, use, lease or sale thereof, solely to the extent the same incorporate or conform to the AC-3 Digital Audio System Specifications, infringe any patent, copyright, trademark, service mark or other proprietary right of third parties.

     In no event will either party be liable for any lost profits, lost data, or any form of incidental, consequential or punitive damages of any kind (whether or not foreseeable).

     Section 7.04 - Limitation of Assignment by LICENSEE
     ---------------------------------------------------

     The rights, duties and privileges of LICENSEE hereunder shall not be transferred or assigned by it either in part or in whole without prior written consent of LICENSOR. However, LICENSEE shall have the right to transfer its rights, duties and privileges under this Agreement in connection with its merger and consolidation with another firm or the sale of its entire business to another person or firm, provided that such person or firm shall first have agreed with LICENSOR to perform the transferring party's obligations and duties hereunder.

     Section 7.05 - Compliance with U.S. Export Control Regulations
     --------------------------------------------------------------

     (1) LICENSEE agrees not to export any technical data acquired from LICENSOR under this Agreement, nor the direct product thereof, either directly or indirectly, to any country in contravention of United States law.

     (2) Nothing in this Agreement shall be construed as requiring LICENSOR to export from the United States, directly or indirectly, any technical data or any commodities to any country in contravention of United States law.

                                 ARTICLE VIII

                           MISCELLANEOUS PROVISIONS
                           ------------------------

     Section 8.01 - Language of Agreement; Language of Notices
     ---------------------------------------------------------

     The language of this Agreement is English. If translated into another language, this English version of the Agreement shall be controlling. Except as may be agreed by LICENSOR and LICENSEE, all notices, reports, consents, and approvals required or permitted to be given hereunder shall be written in the English language.

     Section 8.02 - Stability of Agreement
     -------------------------------------

     No provision of this Agreement shall be deemed modified by any acts of LICENSOR, its agents or employees or by failure to object to any acts of LICENSEE which may be inconsistent herewith, or otherwise, except by a subsequent agreement in writing signed by LICENSOR and LICENSEE. No waiver of a breach committed by either party in one instance shall constitute a waiver or a license to commit or continue breaches in other or like instances.

     Section 8.03 - Public Announcements
     -----------------------------------

     Neither party shall at any time heretofore or hereafter publicly state or imply that the terms specified herein or the relationships between LICENSOR and LICENSEE are in any way different from those specifically laid down in this Agreement. LICENSEE shall not at any time publicly state or imply that any unlicensed products use the AC-3 Digital Audio System Specifications. If requested by one party, the other party shall promptly supply the first party with copies of all public statements and of all publicity and promotional material relating to this Agreement, the AC-3 Digital Audio System Specifications, or the Licensed Trademarks.

     Section 8.04 - Address of LICENSOR and LICENSEE for all Other
     -------------------------------------------------------------
     Communications
     --------------

     Except as otherwise specified in this Agreement, all notices, reports, consents, and approvals required or permitted to be given hereunder shall be in writing, signed by an officer of LICENSEE or LICENSOR, respectively, and sent postage or shipping charges prepaid by certified or registered mail, return receipt requested showing to whom, when and where delivered, or by Express mail, or by a secure overnight or one-day delivery service that provides proof and date of delivery, or by facsimile, properly addressed or transmitted to LICENSEE or LICENSOR, respectively, at the address or facsimile number set forth on the cover page of this Agreement or to such other address or facsimile number as may from time to time be designated by either party to the other in writing. Wire payments from LICENSEE to LICENSOR shall be made to the bank and account of LICENSOR as set forth on the cover page of this agreement or to such other bank and account as LICENSOR may from time to time designate in writing to LICENSEE.

     Section 8.05 - Applicable Law
     -----------------------------

     This Agreement shall be construed in accordance with the substantive laws, but not the choice of law rules, of the State of California.

     Section 8.06 - Choice of Forum; Attorneys' Fees
     -----------------------------------------------

     To the full extent permitted by law, LICENSOR and LICENSEE agree that their choice of forum, in the event that any dispute arising under this agreement is not resolved by mutual agreement, shall be the United States Courts in the State of California and the State Courts of the State of California.

     In the event that any action is brought for any breach or default of any of the terms of this Agreement, or otherwise in connection with this Agreement, the prevailing party shall be entitled to recover from the other party all costs and expenses incurred in that action or any appeal therefrom, including without limitation, all reasonable attorneys' fees and costs actually incurred.

     Section 8.07 - Construction of Agreement
     ----------------------------------------

     This Agreement shall not be construed for or against any party based on any rule of construction concerning who prepared the Agreement or otherwise.

     Section 8.08 - Captions
     -----------------------

     Titles and captions in this Agreement are for convenient reference only and shall not be considered in construing the intent, meaning, or scope of the Agreement or any portion thereof.

     Section 8.09 - Singular and Plural
     ----------------------------------

     Throughout this Agreement, words in the singular shall be construed as including the plural and words in the plural shall be construed as including the singular.

     Section 8.10 - Complete Agreement
     ---------------------------------

     This Agreement contains the entire agreement and understanding between LICENSOR and LICENSEE with respect to its subject matter and merges all prior or contemporaneous oral or written communication between them. Neither LICENSOR nor LICENSEE now is, or shall hereafter be, in any way bound by any prior, contemporaneous or subsequent oral or written communication except insofar as the same is expressly set forth in this Agreement or in a subsequent written agreement duly executed by both LICENSOR and LICENSEE.

     Section 8.11 - Severability
     ---------------------------

     Should any portion of this Agreement be declared null and void by operation of law, or otherwise, the remainder of this Agreement shall remain in full force and effect.

     Section 8.12 - No Conflict Representation and Warranty
     ------------------------------------------------------

     Each party represents and warrants to the other that such first party is not a party to any agreement, and is not subject to any statutory or other obligation or restriction, which might prevent or restrict it from performing all of its obligations and undertakings under this License Agreement, and that the execution and delivery of this Agreement and the performance by such first party of its obligations hereunder have been authorized by all necessary action, corporate or otherwise.

     Section 8.13 - Execution
     ------------------------

     IN WITNESS WHEREOF, the said LICENSOR has caused this Agreement to be executed on the cover page of this Agreement, in the presence of a witness, by an officer duly authorized and the said LICENSEE has caused the same to be executed on the cover page of this Agreement, in the presence of a witness, by an officer duly authorized, in duplicate original copies, as of the date set forth on said cover page.

                         APPENDIX A - APPENDIX DELETED

                APPENDIX B - "DOLBY AC-3 DIGITAL AUDIO SYSTEM"

Compliance with the algorithm description and operating parameters as specified in ATSC document A/52, the "Dolby AC-3 Licensing Manual", the "Software Interface Protocol" issued by LICENSOR and any further reasonable specifications and requirements as LICENSOR may issue from time to time.

         APPENDIX C - PRELIMINARY SPECIFICATIONS FOR DOLBY AC-3 SYSTEM

Dolby AC-3 digital audio system encoding equipment shall comply with the following audio specifications in production (when measured through a standard decoder):

     Audio data rate for two channels:  192 kb/sec

     Frequency Response:                20 Hz - 20 kHz +/- 0.2 dB

     Dynamic Range:                     Greater than 85 dB

     Distortion:                        Less than 0.1% at 1 kHz
                                        Less than 0.5%, 20 Hz - 20 kHz

     Crosstalk:                         Less than -80 dB

     Level Stability:                   Better than 0.2 dB

                   APPENDIX D - LICENSEE INFORMATION MANUAL

                         APPENDIX E - ROYALTY SCHEDULE

ROYALTIES ON LICENSED PRODUCTS:              [*]

     The term "net sales" means revenues of LICENSEE in connection with the sale, lease or other disposition for cash or other consideration of the Licensed Products less: (a) prompt payment discounts, quantity discounts, returns (other than in exchange for an upgraded product, on which a credit has been allowed by LICENSEE to the customer); (b) sales/distribution commissions and fees; (c) a reasonable reserve for returns; and (d) price protection actually paid or credited.

      * Certain information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.